SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                             November 8, 2004
                             ---------------
                              Date of Report
                    (Date of earliest event reported)


                            BIRCH FINANCIAL, INC.
                            ---------------------
           (Exact name of registrant as specified in its charter)



    Nevada                       000-50145                      91-2077659
    ------                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                      17029 Chatsworth Street, Suite 100
                       Granada Hills, California 91344
                       -------------------------------
                   (Address of Principal Executive Offices)

                               (818) 832-9664
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

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          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to the Articles of Incorporation or Bylaws;
          Change in Fiscal Year.
          ----------------------

          Effective November 8, 2004 we amended our Articles of Incorporation to increase our authorized capital from $630,000, consisting of 63,000,000 shares of common stock having a par value of one cent ($0.01) per share, to $2,100,000, divided into 200,000,000 shares of one cent ($0.01) par value common stock and 10,000,000 shares of one cent par value preferred stock, and with the preferred stock to have such rights and preferences as the Board of Directors shall determine.

          The text of the amendment is as follows:

                            Article V - Stock

          The aggregate number of shares which this corporation shall have authority to issue is 210,000,000 shares, divided into two classes, 200,000,000 shares of common stock of a par value of one cent ($0.01) per share and 10,000,000 shares of preferred stock of a par value of one cent ($0.01) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BIRCH FINANCIAL, INC.

Dated: 11/08/04                               /s/ Nelson L. Colvin
       --------                               --------------------------
                                              Nelson L. Colvin
                                              President, CEO, and Director